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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 12, 1999.



                                 EBONLINEINC.COM
             (Exact Name of Registrant as Specified in Its Charter)




           Nevada                        0-25022               72-1148906
      (State or Other            (Commission File Number)   (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)


                 15825 Shady Grove Road, #50 Rockville, MD 20850
          (Address of Principal Executive Offices, Including Zip Code)


                                   (301) 947-0100
              (Registrant's Telephone Number, Including Area Code)

                            CERX Venture Corporation
              90 Madison Street, Suite 707, Denver, Colorado 80206
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

                  In connection with the Merger (as defined in Item 2 below) of EBonlineinc.com, Inc. with and into CERX Venture Corporation (the "Surviving Corporation" or the "Registrant"), effective as of July 12, 1999, Eastbrokers International Incorporated ("Eastbrokers") and A1 Internet.com, Inc. ("A1 Internet") became owners of approximately 48.94% and 21.36%, respectively, of the Registrant's issued and outstanding shares of common stock, par value $.001 per share ("Registrant Common Stock"). To effect such change in control, each share of common stock of EBonlineinc.com, Inc., par value $.01 per share ("EBonline Common Stock), owned by Eastbrokers and A1 Internet prior to the Merger was converted into 3,845.39 and 3,916.67 shares of Registrant Common Stock, respectively, upon consummation of the Merger. Prior to the Merger, John D. Brasher, Jr., owned 57.9% of the Registrant Common Stock.

                  As contemplated by the Plan of Merger (as defined in Item 2 below), following the Merger, Martin A. Sumichrast, David Lavigne and Bruce Bertman became directors of the Registrant, and John D. Brasher, Jr., and Johnny D. Brasher resigned their positions as directors of the Registrant. Also as contemplated by the Plan of Merger, John D. Brasher, Jr., entered into certain Stock Purchase Agreements whereby John D. Brasher, Jr., sold to Martin A. Sumichrast, Bruce Bertman and EBI Securities Corporation 250,000, 150,000 and 250,000 shares of Registrant Common Stock, respectively, at the time of the Merger.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On June 28, 1999, the Registrant, EBonlineinc.com, Inc. and John D. Brasher, Jr., entered into an Agreement and Plan of Merger (the "Plan of Merger"), providing for the merger of EBonlineinc.com, Inc. with and into the Registrant (the "Merger"). On July 12, 1999, the Registrant filed the Articles of Merger and the Certificate of Merger with the Secretaries of State of the states of Nevada and Delaware, respectively, consummating the Merger. Immediately prior to the Merger, the Registrant changed its name from CERX Venture Corporation to EBonlineinc.com and effected a reverse stock split of its issued and outstanding shares of common stock on a on a three-and-one-half-for-ten (3.5:10) basis. The Registrant also cancelled 117,765 shares of Registrant Common Stock immediately prior to the Merger. The Registrant is continuing as the sole surviving corporation and the separate existence of EBonlineinc.com, Inc. ceased effective as of July 12, 1999.

                  The Merger is intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan of Merger is intended to qualify as a "plan of reorganization" for purposes of Section 368 of the Code. The Registrant intends to continue at least one significant historic business of EBonlineinc.com, Inc. or to use at least a significant portion of EBonline's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations promulgated under the Code.

                  Martin A. Sumichrast, a director and the President and Treasurer of the Surviving Corporation, is a director and the Chairman of the Board, Chief Executive Officer and President of Eastbrokers. Bruce Bertman, a director of the Surviving Corporation, is the Chairman of the Board, Chief Executive Officer and President of A1 Internet.

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                  Certain additional information regarding the Merger and the transactions contemplated by the Plan of Merger is included in the Plan of Merger which is filed as an exhibit hereto. The foregoing summary of the Plan of Merger is qualified in its entirety by reference to the complete text thereof, attached hereto as Exhibits 2.1 and 2.2.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a)      Financial Statements of Business Acquired

                           The Financial Statements of Business Acquired
                  required to be disclosed hereunder shall be filed by amendment to this initial report on Form 8-K not later than 60 days after the date by which this initial report must be filed.

                  (b)      Pro Forma Financial Information

                           The Pro Forma Financial Information required to be
                  disclosed hereunder shall be filed by amendment to this initial report on form 8-K not later than 60 days after the date by which this initial report must be filed.

                  (c)      Exhibits

                           The following exhibits are included as part of this
                  report:

                  2.1 Agreement and Plan of Merger, dated as of June 28, 1999, by and among the Registrant, EBonlineinc.com,
                            Inc., and John D. Brasher, Jr.

                  2.2 Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 28, 1999, by and among the Registrant, EBonlineinc.com, Inc., and John D. Brasher, Jr.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              EBONLINEINC.COM
                                                 (Registrant)



Date:  July 15, 1999                         By: /s/ Martin A. Sumichrast
                                                --------------------------------
                                                  Name:  Martin A. Sumichrast
                                                  Title: President


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                                  EXHIBIT INDEX

Exhibit No.                                 Description


2.1 Agreement and Plan of Merger, dated as of June 28,1999, by and among the Registrant, EBonlineinc.com, Inc., and John D. Brasher, Jr.

2.2 Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 28, 1999, by and among the Registrant, EBonlineinc.com, Inc., and John D. Brasher, Jr.